UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010

Performance Capital Management, LLC
(Exact name of registrant as specified in its charter)

California	0 – 50235	03-0375751
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Village Drive, Suite 255
Buena Park, California	90621
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (714) 736-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Sale of Performance Capital Management, LLC Portfolios

On January 15, 2010, Performance Capital Management, LLC (the “Company”) entered into an Account Purchase Agreement (“Agreement”) with Oliphant Financial Group, LLC, a Florida limited liability company (“Oliphant”), which was approved by the Company’s Board of Directors on January 14, 2010, to sell all of the Company’s loan portfolios, “as is”, to Oliphant for a purchase price of $925,000. The Agreement also provides that Oliphant shall receive all collections revenue on the loan accounts being purchased that was generated from December 1, 2009 through January 15, 2010, the closing date of the sale. This amount, totaling approximately $113,000, remained with the Company as a deposit on the purchase price. Oliphant paid the Company the balance of approximately $812,000 in cash. The Agreement includes a mutual indemnification and hold harmless provision that will survive the execution and delivery of the loan account transfer documents. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing disclosure is qualified in its entirety by reference to the Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

With the sale of all of the Performance Capital Management, LLC (the “Company”) loan portfolios to Oliphant Financial Group, LLC, a Florida limited liability company (“Oliphant”), the Agency Service Agreement between the Company and Oliphant dated January 11, 2010 was terminated effective January 15, 2010, the closing date of the sale.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On January 15, 2010, Performance Capital Management, LLC (the “Company”) entered into an Account Purchase Agreement with Oliphant Financial Group, LLC, a Florida limited liability company (“Oliphant”), to sell all of its portfolios to Oliphant for $925,000. The closing of the sale was January 15, 2010. For additional disclosure regarding the sale of the Company’s portfolios to Oliphant, see Item 1.01, Entry Into a Material Definitive Agreement, in this Report on Form 8-K above, which disclosure is incorporated herein by reference.

Item 8.01.  Other Events.

Legal Proceedings

On January 22, 2010, Performance Capital Management, LLC (the “Company”) agreed to settle a lawsuit with Mark Palmer, a plaintiff who filed a lawsuit against the Company in November 2009 in the United States District Court for the District of Connecticut, for $3,900 and a release from the debt that he owes to the Company.

Estimated Liquidating Distributions

The net proceeds to Performance Capital Management, PLLC (the “Company”) from the sale of the Matterhorn Financial Services, LLC (“Matterhorn”) loan portfolios and the Company’s loan portfolios was estimated to be $1,432,000 on December 15, 2009, as disclosed in the Company’s definitive proxy statement (“Proxy Statement”) filed with the SEC on January 12, 2010 and posted on the Company’s web site at: http://www.cfpproxy.com/9101sm. The actual net proceeds received by the Company from the sale of the portfolios were approximately $1,425,000. The sale of the Company’s portfolios is disclosed in this report on Form 8-K under Item 1.01, Entry Into a Material Definitive Agreement. The sale of the Matterhorn portfolios was disclosed in a report on Form 8-K dated January 7, 2010 and filed with the SEC on January 13, 2010. With the sale of the Company’s and Matterhorn’s portfolios, the Company will not receive any further servicing fees or revenues from portfolio collections, with the exception of potential payments from accounts held back from the sales, including those that are the subject of pending lawsuits against the Company or a bankruptcy order.

The net proceeds received from the sale of the Company’s loan portfolios to Oliphant are being held in a separate bank account pending the vote by the Company’s members of record as of December 31, 2009 (“Members”) on the Board’s proposal to dissolve the Company contained in the Proxy Statement. The deadline for Members to submit their consents or revoke their consents is February 19, 2010. If the members approve the dissolution and liquidation of the Company, the proceeds will be distributed as provided in the Plan of Dissolution, a copy of which is attached to the Proxy Statement. If the Members vote against the proposal to dissolve the Company or there are insufficient votes submitted to take action, the Board will seek a decree of judicial dissolution pursuant to California state law and distribute any remaining assets to the members and economic interest owner (together, “Unit Holders”), and/or file for bankruptcy, depending upon the circumstances.

The proceeds from the sale of the Matterhorn portfolios are being used to settle amounts owing to creditors, including the termination fee in connection with the termination of the office lease, and to pay ongoing business expenses.

While the actual amount of the Company’s future liabilities, other obligations and expenses and claims against it is unknown, the Board has taken steps to preserve the value of the Company’s assets and reduce its expenses while awaiting a vote by the Members. At the time of this filing, the Company believes that available cash will be adequate to provide for the satisfaction of its liabilities, other obligations and expenses and claims against it and that it will make one or more cash distributions to its Unit Holders.

The amount the Company estimates it will distribute to its Unit Holders remains at between $0.16 to $0.61 per unit (based on 548,443 total units outstanding), as disclosed in the Proxy Statement. This estimated liquidating distribution range assumes that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution will be approved and ratified by the Members and that there will be assets remaining after all claims, liabilities and expenses (such as salaries and benefits, severance, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) are paid.

The Company will continue to defend any pending lawsuits and pay any claims, liabilities and expenses following approval of the dissolution of the Company pursuant to the Plan of Dissolution. Such claims, if not settled, may continue for up to 4 years following the Effective Date. Satisfaction of these claims, liabilities and expenses will reduce the amount of assets available for ultimate distribution to Unit Holders. Any contingency reserve established by the Company’s Board as a setoff against these amounts will be deducted before the determination of amounts available for distribution to Unit Holders. To the extent that the amount of the Company’s liabilities or the amounts that the Company expends during the liquidation are greater than the contingency reserve, the Unit Holders may receive substantially less than the amount currently estimated, or no distribution.

Solicitation of Member Votes

As described in the Company’s definitive proxy statement filed with the SEC on January 12, 2010, the Company is soliciting votes from the Members to take action by written consent, in lieu of a special meeting of the Members, on a proposal to approve and ratify the dissolution and liquidation of the Company. If such approval is received, the Company intends to proceed with an orderly dissolution of the Company pursuant to the Plan of Dissolution, and cease its reporting obligations under the Securities Exchange Act of 1934, as amended.

A CONSENT THAT HAS BEEN DELIVERED TO THE COMPANY MAY BE REVOKED BY THE MEMBER GIVING IT BY SIGNING AND DELIVERING A NEW CONSENT TO THE COMPANY BEARING A LATER DATE, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY.

A copy of the Consent is being mailed to you on or about January 22, 2010. Or you may access and print a copy of the Consent on the Company’s web site at http://www.cfpproxy.com/9101sm. A Consent or revocation of a Consent may delivered to the Company by:

•	mailing it to Mr. David Caldwell, Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California 90621; or
•	scanning and sending it by email to: members@pcmllc.us; or
•	faxing it to the attention of Mr. David Caldwell at 1-714-736-3733.

The deadline for delivering Consents and revocations of Consents to the Company is 5:00 p.m. PT on Friday, February 19, 2010.

The Board strongly urges each Member to complete, sign and deliver a Consent as soon as possible to ensure that sufficient Member units are submitted for the Members to take action on the proposal.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The disclosure in this report on Form 8-K is incorporated by reference in the definitive proxy statement filed by the Company with the SEC on January 12, 2010. Members are urged to read the definitive proxy statement and other relevant materials filed by the Company with the SEC carefully, including this Report on Form 8-K, because they contain important information about the Company, the proposal and related matters. Members may obtain free copies of the consent solicitation documents filed with the SEC on the Company’s web site at: http://www.cfpproxy.com/9101SM. Members may also request a copy of any document posted on the Company’s web site by writing to Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California 90621, Attn: David J. Caldwell or by calling 1-714-736-3790 or toll-free 1-800-757-7700, extension 0.

FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “may,” “will,” “intends,” “should,” “plan,” “assume” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC (the “Company”). You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this report on Form 8-K and in the Company’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Account Purchase Agreement by and between Performance Capital Management, LLC and Oliphant Financial Group, LLC dated January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE CAPITAL MANAGEMENT, LLC

January 22, 2010	By:	/s/ David J. Caldwell
(Date)		David J. Caldwell
Its: Chief Operations Officer